UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 22, 2016

Tompkins Financial Corporation
(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Commons, PO Box 460, Ithaca, New York		14851
(Address of Principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On July 25, 2016, Tompkins Financial Corporation (the “Company”) filed a Current Report on Form 8-K that included a press release (Exhibit 99.1) dated July 22, 2016 (the “Press Release”), announcing the Company’s financial results for the second quarter of 2016. This Form 8-K/A is being filed to correct three items within the press release.

The first item involves the reporting of originated loans and leases 30-89 days past due and accruing interest, as shown in the Summary of Financial Data (Unaudited) table. We reported this line item as $6,580,000 for the quarter ended June 30, 2016, and the correct amount is $4,464,000. The corrected table is provided below.

	Quarter-Ended					Year-Ended
Delinquency - Originated loan and lease portfolio	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15	Dec-15
Loans and leases 30-89 days past due and
accruing (2)	$4,464	$2,519	$3,280	$3,550	$3,315	$3,280
Loans and leases 90 days past due and accruing (2)	89	57	58	57	58	58
Total originated loans and leases past due and accruing (2)	4,553	2,576	3,338	3,607	3,373	3,338

Delinquency - Acquired loan and lease portfolio
Covered loans and leases 30-89 days past due and accruing (3)(7)	$850	$1	$276	$309	$455	$276
Covered loans and leases 90 days or more past
due and accruing (3)(7)	474	469	524	508	674	524
Non-covered loans and leases 30-89 days past
due and accruing (3)(7)	900	1,038	933	1,028	917	933
Non-covered loans and leases 90 days past
due and accruing (3)(7)	1,387	1,446	1,991	2,069	3,031	1,991
Total acquired loans and leases past due and accruing	3,611	2,954	3,724	3,914	5,077	3,724
Total loans and leases past due and accruing	$8,164	$5,530	$7,062	$7,521	$8,450	$7,062

The second item involves the omission of the word “originated” in a sentence discussing growth in the loan portfolio, under the heading “NET INTEREST INCOME” on page 2 of the Press Release. The corrected sentence is as follows, with the additional word underlined: “Growth in net interest income was largely driven by $537.7 million of growth in total originated loans since the second quarter of 2015, an increase of 17.8%.”

The third item involves the omission of the word “million” in a sentence discussing the amount of noninterest expense, under the heading “NONINTEREST EXPENSE” on page 2 of the Press Release. The corrected sentence is as follows, with the additional word underlined: “For the year to date period, noninterest expense was $79.0 million, up $6.3 million from the same period in 2015.”

Other than the corrections described above, no other changes have been made to the Form 8-K or the Press Release.

The information furnished on this Form 8-K/A shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: August 3, 2016	By:	/s/ Alyssa H. Fontaine
Alyssa H. Fontaine
EVP & General Counsel